UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2008

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

Harry H. Frampton, III resigned from the Company’s Board of Directors on November 26, 2008 due to personal time constraints.

(e) Amendments to Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan ("SERP") in which certain designated executives participate, including Wm. Britton Greene, Chief Executive Officer and President; William S. McCalmont, Chief Financial Officer; and Christine M. Marx, General Counsel and Corporate Secretary (the "named executives"). The SERP is described on page 42 of the Company’s 2008 Proxy Statement filed with the Securities and Exchange Commission on March 28, 2008, which description is incorporated herein by reference.

On December 1, 2008, the Compensation Committee of the Board of Directors approved amendments to the SERP that provide, among other things, that a participant (1) becomes fully vested in his or her account balance upon a change in control of the Company, and (2) may elect to have his or her account balance distributed in a lump sum payment after a change in control while still employed by the Company. Based on SERP account balances at September 30, 2008, in the event of a change of control the following amounts would be available for distribution to the named executives: Mr. Greene, $351,498; Mr. McCalmont, $33,151; and Ms. Marx, $216,931. Currently, the named executives are vested in such account balances as follows: Mr. Greene, 100%; Mr. McCalmont, 10%; and Ms. Marx, 50%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

December 3, 2008	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary